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                                                                   Exhibit 10(v)







                         THE OXFORD SELECT SAVINGS PLAN


                              Amended and Restated

                            Effective January 1, 2001






HART1-883239-2
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                                Table of Contents

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P R E A M B L E:................................................................        1

ARTICLE I  DEFINITIONS..........................................................        2

ARTICLE II ADMINISTRATION OF THE PLAN...........................................       15

         2.1      Appointment of Plan Administrator.............................       15

         2.2      Named Fiduciaries.............................................       15

         2.3      Agents........................................................       16

         2.4      Procedures....................................................       17

         2.5      Plan Administrator's Powers and Duties........................       17

         2.6      Liability and Indemnification of the Plan Administrator.......       18

         2.7      Standard of Review............................................       19

         2.8      Resignation or Removal........................................       20

         2.9      Miscellaneous.................................................       20

         2.10     Establishment of Funding Policy...............................       21

ARTICLE III PARTICIPATION IN PLAN...............................................       22

         3.1      Conditions of Eligibility.....................................       22

         3.2      Participation.................................................       22

         3.3      Termination of Participation..................................       23

ARTICLE IV CONTRIBUTIONS........................................................       25

         4.1      Employee Salary Reduction Contributions.......................       25

         4.2      Employer Contributions........................................       31

         4.3      Limitations upon Contributions................................       34

         4.4      Rollover Contributions........................................       35


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


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         4.5      Administrative Expenses......................................        36

ARTICLE V ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES..................       38

         5.1      Allocation of Employer Contributions.........................        38

         5.2      Employer Minimum Contribution.................................       38

         5.3      Forfeitures..................................................        39

ARTICLE VI INVESTMENT PROVISIONS................................................       40

         6.1      Investment Funds..............................................       40

         6.2      Investment of Contributions...................................       40

         6.3      Transfer between Funds........................................       41

         6.4      Investment of Investment Funds...............................        42

         6.5      Accounting for Participants' Shares..........................        42

         6.6      Adjustment for Investment Experience..........................       42

         6.7      Composition of Accountings....................................       43

ARTICLE VII VESTING............................................................        44

         7.1      Regular Vesting..............................................        44

ARTICLE VIII LOANS AND WITHDRAWALS..............................................       46

         8.1      Loans to Participants........................................        46

         8.2      Withdrawal of Funds..........................................        50

ARTICLE IX DISTRIBUTION OF BENEFITS.............................................       53

         9.1      Separation from Service......................................        53

         9.2      Death Benefits................................................       55

         9.3      Valuation for Distribution....................................       58

         9.4      Service Credits...............................................       58

         9.5      Distribution Requirements.....................................       59

ARTICLE X QUALIFIED DOMESTIC RELATIONS ORDERS...................................       62

         10.1     General Rules.................................................       62

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
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         10.2     Definitions...................................................       62

         10.3     Distributions................................................        64

         10.4     Notice........................................................       64

         10.5     Plan Procedures...............................................       65

         10.6     Segregation and Payment of Benefits...........................       65

ARTICLE XI TRUST................................................................       67

         11.1     Trustee.......................................................       67

         11.2     Trust for Exclusive Benefit of Employees......................       67

ARTICLE XII AMENDMENT, TERMINATION AND MERGER..................................        69

         12.1     Amendment.....................................................       69

         12.2     Termination; Discontinuance of Contributions.................        69

         12.3     Merger.......................................................        70

ARTICLE XIII MISCELLANEOUS.....................................................        72

         13.1     Participants' Rights.........................................        72

         13.2     Non-Assignability of Benefits................................        72

         13.3     Delegation of Authority by Employer..........................        73

         13.4     Construction of Plan.........................................        73

         13.5     Gender and Number............................................        73

         13.6     Approval of Internal Revenue Service.........................        73

         13.7     Incapacity to Receive Distributions..........................        74

         13.8     Location of Participant or Beneficiary.......................        74

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                                P R E A M B L E:

         Oxford Health Plans, Inc. (the "Company") wishes to promote interest in the successful operation of its business, and provide its employees with an opportunity to accumulate funds for their retirement. To implement this wish, the Company adopted The Oxford Select Savings Plan (the "Plan"), effective October 1, 1990, which was previously amended effective March 3, 1997. The Plan is hereby amended and restated effective January 1, 2001.

                                    ARTICLE I

                                   DEFINITIONS

         1.1 "Account Balance." The amounts credited to the Salary Reduction Contribution Account, Employer Matching Contribution Account, and Rollover Contribution Account established and maintained on behalf of each Participant at any point in time.

         1.2 "Allocation Date." The last day of each Plan Year and/or such other dates as the Plan Administrator shall determine to allocate investment experience as provided in Section 6.1.

         1.3 "Authorized Leave of Absence." Any absence authorized by the Employer under the Employer's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Employee returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee returns to employment with the Employer within the period provided by law.

         1.4 "Beneficiary." One or more persons and/or trusts and/or estates designated in accordance with this Plan to receive benefits upon the death of a Participant.

         1.5 "Board of Directors." The Board of Directors of the Company.

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         1.6 "Break in Service." A Break in Service is a Plan Year during which the Employee completes no more than 500 Hours of Service.

         1.7 "Code." The Internal Revenue Code of 1986 as it has been and as it may be amended from time to time and any regulations promulgated thereunder and interpretations thereof as such may affect this Plan.

         1.8 "Company." Oxford Health Plans, Inc., a Delaware corporation.

         1.9 "Company Stock." Common stock of Oxford Health Plans, Inc.

         1.10 "Compensation." Each Employee's compensation paid by the Employer during the Plan Year to such Employee while such Employee is a Participant in the Plan, unreduced for Salary Reduction Contributions made under this Plan and any amounts contributed by the Employee under a cafeteria plan meeting the requirements of Section 125 of the Code. Compensation shall not include Compensation of any Employee in excess of $170,000 (increased as permitted under Section 401(a)(17) of the Code to reflect cost-of-living adjustments). For all other purposes of the Plan, Compensation shall have the meaning prescribed by such Section.

         1.11 "Determination Date." The last day of the preceding Plan Year.


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         1.12 "Effective Date." January 1, 2001, except as otherwise provided herein.

         1.13 "Eligible Employee." All Employees who have met the age and service requirements except: (a) employees of Human Care Medical Services (NY), P.C., On-Call Medical Services, P.C. and Oxford Specialty Holdings, Inc. and (b) employees who are not regular full-time or part-time employees scheduled to work 20 or more Hours of Service during a week.

         1.14 "Employee." A person who is receiving remuneration for personal services rendered to the Employer as a common-law Employee, or who would be receiving such remuneration except for an Authorized Leave of Absence.

         1.15 "Employer." The Company, and any successor thereto which adopts this Plan in writing and any other company (or successor thereto) which adopts this Plan in writing and in conjunction with the Company.

         1.16 "Employer Matching Contribution Account." The account established in accordance with Section 4.2(a) for each Participant to record the Participant's allocated share of Employer Matching Contributions and Fund appreciation attributable thereto.

         1.17 "Employer Matching Contributions." The matching contributions made by the Employer in accordance with Section 4.2(a).

         1.18 "Entry Date." The first day of each month.

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         1.19 "ERISA." The Employee Retirement Income Security Act of 1974, as
it has been and may be from time to time amended and any regulations promulgated thereunder and interpretations thereof as such may affect this Plan.

         1.20 "Extra Employer Matching Contributions." The Employer Matching Contributions in excess of 3% of a Participant's Compensation in any Plan Year as such term is used in Article VI and Section 6.2(b).

         1.21 "Five Percent Owner." An Employee who owns more than five percent of the value of the outstanding stock of the Employer or stock possessing more than five percent of the total outstanding combined voting power of all stock of the Employer. An Employee shall be considered to own stock that such Employee owns directly and also stock that such Employee is deemed to own under Section 318 of the Code but substituting "5%" for "50%" in Section 318(a)(2)(C).

         1.22 "Fund." The corpus and all earnings, appreciation and additions held by the Trustee under this Plan for the exclusive benefit of Participants and their Beneficiaries.

         1.23 "Highly Compensated Employee." Any employee who

               (a) during the current or the immediately preceding Plan Year was at any time a Five Percent Owner; or

               (b) during the immediately preceding Plan Year received Compensation in excess of $85,000, as adjusted pursuant to Section 415(d) of the Code.

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For purposes of this definitional Section, "Compensation" means compensation as defined in Section 414(s) of the Code and employee shall include any employee of any subsidiary or affiliate of the Employer.

         1.24 "Hour of Service."

              (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer during the applicable computation period, which hours shall be credited to the Employee for the computation period or periods in which the duties were performed.

              (b) Each hour,but not in excess of 501 hours in one continuous period, for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed by the Employee (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, which hours shall be credited to the computation period or periods in which the period during which no duties are performed occurs.

              (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to be paid to an Employee by an Employer, which hours shall be credited to the Employee for the computation period to which the award or

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agreement pertains, rather than the computation period in which the payment is made.

              (d) Solely for purposes of determining whether an Employee has a Break in Service, an Employee shall be credited with up to 501 Hours of Service for any Plan Year during which the Employee does not perform any duties by reason of:

                           (i)      the pregnancy of the Employee,

                           (ii)     the birth of a child of the Employee,

                           (iii) the placement of a child with the Employee in connection with the adoption of such child by such individual, or

                           (iv) the caring for such child for a period beginning immediately following such birth or placement.

         An Employee shall only be credited with the number of hours which would normally have been credited but for such absence or, if the number of such hours is unable to be determined, eight hours per working day of such absence. Such hours shall be credited in the Plan Year in which the absence begins if such absence would prevent an Employee from completing 500 Hours of Service during such year or, in any other case, in the following Plan Year. No Hours of Service shall be credited under this paragraph unless the Employee furnishes to the Plan Administrator timely information to establish the appropriate reasons for any


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absence and the number of days for which there was such an absence.

         (e) Hours of Service shall be determined and credited pursuant to the rules of the Plan Administrator which are consistent with ERISA, including Labor Regulation Section 2530.200b-2.

         (f) Solely for purposes of determining whether an Employee has a Break in Service, an Employee shall be credited with up to 501 Hours of Service for any Plan Year during which the Employee does not perform any duties by reason of taking an Authorized Leave of Absence under the Family and Medical Leave Act.

         (g) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

    1.25 "Investment Funds." The investment funds provided for in Section 6.1.

    1.26 "Key Employee." An Employee who during the Plan Year ending on the Determination Date or any of the four preceding Plan Years is:

         (a) an officer of the Employer with Compensation in excess of one-half (1/2) times the amount then in effect under Section 415(b)(1)(A)of the Code;


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         (b) one of the ten Employees owning the largest interests in the
Employer and owning at least one-half percent (1/2%) of the Employer with Compensation in excess of the amount then in effect under Section 415(c)(1)(A) of the Code (for purposes of this subparagraph (b), the Employee having the highest Compensation shall be deemed to own the largest interest);

         (c) a Five Percent Owner; or

         (d) a One Percent Owner with Compensation in excess of $150,000.

      An Employee shall be considered to own interests that he owns directly and interests he is deemed to own pursuant to Section 318 of the Code after substituting "5 percent" for "50 percent" in Section 318(a)(2)(C). The number of officers that may be considered Key Employees is the lesser of ten percent of all Employees or 50; provided, however, that at least three Employees may be considered Key Employees regardless of the number of Employees. For purposes of determining the number of officers, Employees described in Section 414(q)(5) shall be excluded. For purposes of this Section, "Compensation" means compensation as defined in Section 414(s) of the Code. For purposes of this definitional Section, the term "Key Employee" shall include any former Employee or any Beneficiary of a Key Employee.


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      1.27 "Non-Highly Compensated Employee." Any employee who is not a Highly
Compensated Employee for a Plan Year. For purposes of this Section, an employee shall include any employee of any subsidiary or affiliate of the Employer.

      1.28 "Non-Key Employee." Any Eligible Employee who is not a Key Employee for a Plan Year and who has met the requirements to participate in the Plan.

      1.29 "Normal Retirement Date." The first day of the month coinciding with or next following the date on which a Participant reaches age 65, or the fifth anniversary of the commencement of a Participant's participation in the Plan, if later.

      1.30 "One Percent Owner." An Employee who owns more than one percent of the value of the outstanding interests of the Employer or interests possessing more than one percent of the total combined voting power of all interests of the Employer. An Employee shall be considered to own interests that such Employee owns directly and also interests that such Employee is deemed to own under
Section 318 of the Code but substituting "5%" for "50%" in Section 318(a)(2)(C).

      1.31 "Participant." An Employee who has met the conditions of eligibility and participation prescribed in Article III and for whose benefit, or for whose Beneficiary, the Trustee holds or will hold assets until such Employee's Account Balance has been fully distributed.


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      1.32 "Plan." The Oxford Select Savings Plan, as from time to time amended.

      1.33 "Plan Administrator." The person or persons appointed to manage and administer the Plan as provided in Article II.

      1.34 "Plan Year." Each twelve-month period commencing on January 1 and ending on December 31.

      1.35 "Rollover Contribution Account." The account established in accordance with Section 4.4 for each Participant to record the Participant's Rollover Contributions, if any, and Fund appreciation attributable thereto.

      1.36 "Rollover Contributions." The contributions made by a Participant in accordance with Section 4.4.

      1.37 "Salary Reduction Contribution Account." The account established in accordance with Section 4.1 for each Participant to record the Participant's Salary Reduction Contributions, if any, and Fund appreciation attributable thereto.

      1.38 "Salary Reduction Contributions." The contributions made on a salary reduction basis by a Participant in accordance with Section 4.1.

      1.39 "Separation from Service." The date of an Employee's death, retirement, resignation or discharge, or any absence that causes such Employee to cease to be an Employee.

      1.40 "Shares." Shares of Company Stock.

      1.41 "Top-Heavy Plan."



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         (a) If the Employer does not maintain any other plans, the Plan shall be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate of the Account Balances of Key Employees under the Plan exceeds 60% of the aggregate Account Balances of all Participants under the Plan; or

         (b) If the Employer maintains or maintained any plan in addition to this Plan (whether or not terminated) and if any such other plan has any Participant who is a Key Employee or enables any plan with Key Employees to meet the discrimination and coverage tests of Sections 401(a)(4) or 410 of the Code, then the Plan shall be a Top-Heavy Plan if for such Plan Year, as determined as of the Determination Date, the sum of the present value of cumulative benefits accrued under any such other defined benefit plan, such value to be determined by applying the actuarial assumptions stated in any such plan, for Key Employees plus the aggregate of the Account Balances of Key Employees under all such other plans that are defined contribution plans and under this Plan, exceeds 60% of the present aggregate value of a similar sum determined for all Participants in all plans.

         (c) For purposes of this Section, the Account Balances and present value of cumulative benefits accrued under any defined benefit plan of former Key Employees and of former Participants or Beneficiaries who have not performed any services for the Employer within the five year period ending on the last Determination Date shall be excluded. For purposes of this

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
Section, all distributions made within the five year period ending on the last Determination Date shall be included in the Account Balances of all Key Employees, Participants, former Participants and Beneficiaries.

      1.42 "Total and Permanent Disability." Incapacity, physical or mental, permanent in nature, resulting from a medically determinable physical or mental impairment, which results in an Employee being unable to continue in the service of the Employer and which can be expected to result in death or to be of long, continued and indefinite duration. The Plan Administrator shall be the sole judge of whether a disability exists.

      1.43 "Trust." The trust created by the Company and the Trustee by a trust agreement to hold and invest the assets contributed under the terms of this Plan.

      1.44 "Trust Agreement." The trust agreement entered into between the Company and Trustee to hold and invest the assets contributed under the terms of this Plan and the Trust.

      1.45 "Trustee." Putnam Fiduciary Trust Company or such other individual or corporate fiduciary or fiduciaries as may be duly appointed by the Board of Directors to hold the assets of the Fund pursuant to the terms of this Plan and the Trust.

      1.46 "Valuation Date." The last day of each Plan Year and/or such other dates as the Plan Administrator shall determine to value the Fund.

      1.47 "Year of Service." A Year of Service shall be a Plan



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Year during which the Employee completes 1,000 or more Hours of Service. For these purposes, all Years of Service with the Company, any subsidiary or affiliate thereof, and Oaktree Health Plan, Inc. shall be counted for vesting purposes.



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
                                   ARTICLE II

                           ADMINISTRATION OF THE PLAN

      2.1 Appointment of Plan Administrator. The Company shall be the plan administrator within the meaning of Section 414(g) of the Code. The Company may delegate the administration of the Plan to a Plan Administrator who shall be appointed by and serve at the pleasure of the Company. All usual and reasonable expenses of the Plan Administrator may be paid in whole or in part by the Company, and any expenses not so paid shall be paid by the Trustee out of the assets of the Trust. A Plan Administrator who receives full-time pay from the Employer shall not receive compensation with respect to his services.

      2.2 Named Fiduciaries. The Company and the Plan Administrator shall be "named fiduciaries" within the meaning of ERISA. The Company, Plan Administrator, Employer, and Trustee shall have only such responsibilities as are specifically allocated to them in this Plan and the Trust Agreement.

         (a) Trustee. The Trustee shall have exclusive responsibility for the control and management of the assets of the Fund, as provided in the Trust Agreement.

         (b) Plan Administrator. The Plan Administrator shall have responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan and Trust Agreement. If more than one person is serving as

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the Plan Administrator, any act which this Plan authorizes or requires the Plan
Administrator to do may be done by a majority of such persons, and the action of such majority expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Plan Administrator.

         (c) The Company, as Plan Sponsor. The Company shall be responsible for all functions assigned or reserved to it under the Plan and Trust Agreement, including the right to remove or replace the Trustee and the Plan Administrator. Any authority assigned or reserved to the Company under the Plan and Trust Agreement, other than responsibilities assigned to the Plan Administrator, shall be exercised by the Company, and shall become effective, with respect to the Trustee, upon written notice to the Trustee signed by an authorized individual advising the Trustee of such exercise.

         (d) Employer. The Employer shall have the sole responsibility for making the contributions necessary to provide benefits under the Plan.

      2.3 Agents. The Plan Administrator may employ such agents to perform clerical and other services, and such counsel, accountants and actuaries as it may deem necessary or desirable for administration of the Plan. The Plan Administrator may rely upon the written opinions or certificates of any agent, counsel, actuary or physician.

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
      2.4 Procedures. The Plan Administrator shall adopt such bylaws as it deems desirable and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan. The Plan Administrator shall keep a record of all actions and forward all necessary communications to the Trustee and the Company. The Plan Administrator shall keep records containing all relevant data pertaining to any person affected hereby and such person's rights under the Plan.

      2.5 Plan Administrator's Powers and Duties. The Plan Administrator shall have such powers and duties as may be necessary to discharge its function hereunder, including, but not by way of limitation, the following:

         (a) To construe and interpret the Plan, to decide all questions which may arise relative to the rights of Employees, past and present, and their Beneficiaries, under the terms of the Plan;

         (b) To obtain from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan, and, when appropriate, to furnish such information promptly to the Trustee or other persons entitled thereto;

         (c) To prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;

         (d) To furnish the Company, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

         (e) To obtain and review reports of the Trustee pertaining to the receipts, disbursements and financial condition of the Trust;

         (f) To establish and maintain such accounts in the name of the Employer and of each Participant as are necessary; and

         (g) To delegate in writing all or any part of its responsibilities under the Plan to the Trustee and in the same manner revoke any such delegation of responsibility. Any action of the Trustee in the exercise of such delegated responsibilities shall have the same force and effect for all purposes as if such action had been taken by the Plan Administrator. The Trustee shall have the right, in its sole discretion, by written instrument delivered to the Plan Administrator, to reject and to refuse to exercise any such delegated authority.

      2.6 Liability and Indemnification of the Plan Administrator. In connection with any action or determination, the Plan Administrator shall be entitled to rely upon information furnished by the Employer. To the extent permitted by law, the Company shall indemnify the Plan Administrator against any liability or loss sustained by reason of any act or failure to act in its administrative capacity, if such act or failure to act

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
does not involve willful misconduct. Such indemnification of the Plan Administrator shall include attorney's fees and other costs and expenses reasonably incurred in defense of any action brought against the Plan Administrator by reason of any such act or failure to act. No bond or other security shall be required of any Plan Administrator unless the Plan Administrator handles funds or other property of the Plan. A Plan Administrator shall not be liable or responsible for the acts of commission or omission of another fiduciary unless:

         (a) the Plan Administrator knowingly participates or knowingly attempts to conceal the act or omission of another fiduciary and he knows that the act or omission is a breach of fiduciary responsibility by the other fiduciary; or

         (b) the Plan Administrator has knowledge of a breach by the other fiduciary and shall not make reasonable efforts to remedy the breach; or

         (c) the Plan Administrator's breach of the Plan Administrator's own fiduciary responsibility permits the other fiduciary to commit a breach.

      2.7 Standard of Review. The Plan Administrator and Trustee shall have sole discretion to make decisions regarding a Participant's or Beneficiary's benefits and such decision shall be conclusive and binding on all parties. The Plan Administrator, in the Plan Administrator's discretion, shall have the authority to interpret all provisions of this Plan, and to make all decisions regarding administration of the Plan and eligibility for benefits under the Plan, and such interpretation shall be conclusive and binding on all parties. All decisions of the Plan Administrator with respect to this Plan shall be respected unless arbitrary and capricious.

      2.8 Resignation or Removal. The Plan Administrator may resign by giving written notice to the Company not less than 15 days before the effective date of the Plan Administrator's resignation. The Plan Administrator may be removed, without cause, by the Company, who shall fill the vacancy as soon as reasonably possible after a vacancy occurs. Until a new appointment is made, the Company shall act as the Plan Administrator.

      2.9 Miscellaneous.

         (a) All actions or determinations of the Plan Administrator or the Company hereunder shall be made or result from uniform standards applied in a nondiscriminatory manner with respect to all Employees, Participants or Beneficiaries.

         (b) Any person affected hereby may consult with the Plan Administrator on any matters relating to his interest in the Plan.

         (c) The Plan Administrator shall not vote or decide upon any matters relating solely to himself or to any of his rights or benefits under this Plan.

         2.10 Establishment of Funding Policy. On a regular basis the Plan Administrator shall determine the Plan's short-run and long-run financial needs and communicate such needs to the Trustee. In determining financial needs the Plan Administrator shall consider, among other factors, the Plan's immediate requirements to pay benefits and the Plan's needs for investment growth.

                                   ARTICLE III

                              PARTICIPATION IN PLAN

      3.1 Conditions of Eligibility. Each Eligible Employee who has attained age 18 shall be eligible to become a Participant in the Plan on the Entry Date coinciding with or immediately following the six-month anniversary of the commencement of employment with the Employer or on any subsequent Entry Date.

      In the event that an Employee who is not an Eligible Employee later becomes an Eligible Employee, such Employee shall be eligible to become a Participant in the Plan upon the Entry Date coinciding with or immediately following the later of (i) becoming an Eligible Employee or (ii) the six-month anniversary of the commencement of employment with the Employer.

      In the event that an individual who was not classified as an Eligible Employee or a common-law employee is legally reclassified as an Eligible Employee or a common-law employee of the Employer, such Employee shall only be considered to be an Eligible Employee at the time of such reclassification, or, if later, at the time that such individual is initially treated as an Eligible Employee on the payroll records of the Employer.

      3.2 Participation.

         (a) Except as otherwise specifically provided herein, in order to become a Participant, an Employee must have filed with the Plan Administrator a signed application in which such Employee shall designate his contribution percentage, if any, as provided in Section 4.1, authorize deduction of his contributions to the Plan from his Compensation, designate a Beneficiary in accordance with Section 9.2(b) and make the election of Investment Funds specified in Section 6.2. Participation in the Plan shall be automatic upon an Employee's becoming eligible to participate. Each Employee who becomes a Participant shall be deemed to have agreed to the terms and conditions of the Plan.

         (b) Upon proper notice to all affected Eligible Employees, the Company may require, on a prospective basis only, that upon an Eligible Employee becoming eligible to participate in the Plan, the Employee's participation shall be automatic unless the Employee affirmatively elects, in a manner as provided by the Plan Administrator, not to participate in the Plan (for purposes of this Section 3.2(b), a "Deemed Participant"). An Employee who is a Deemed Participant shall be deemed to have elected a Salary Reduction Contribution of three percent (3%) of Compensation and to have elected to name as the Deemed Participant's Beneficiary the Deemed Participant's spouse (if the Deemed Participant is married at the time the Deemed Participant's participation commences) or, if not, the Deemed Participant's estate.

      3.3 Termination of Participation. Participation in the Plan will terminate when a Participant or his Beneficiaries have received all benefits due to them under the Plan, except for a withdrawal of funds pursuant to Section 8.2. If a Participant terminates his employment with the Employer and is subsequently rehired he may resume participation in the Plan upon the date of his rehiring.

                                   ARTICLE IV

                                  CONTRIBUTIONS

         4.1      Employee Salary Reduction Contributions.


                  (a) Contributions. Subject to the provisions of Section 4.3 and to the requirements and limitations of this Section 4.1, each Participant may elect to make Salary Reduction Contributions, as a whole percentage of Compensation of a maximum of 15 percent and a minimum of 1 percent, in which event the Employer will reduce the Participant's Compensation otherwise payable currently by the percentage the Participant elects (or is deemed to have elected pursuant to Section 3.2(b)), credit the amount to a Salary Reduction Contribution Account on behalf of the Participant and contribute such amount to the Trust. A Participant may elect an amount of Salary Reduction Contributions not to exceed $10,500 (increased as permitted under Section 402(g)(5) of the Code) in any calendar year; provided, however, that for the year following the year in which a Participant receives a hardship distribution under Section 8.2, a Participant's Salary Reduction Contributions may not exceed $10,500 (increased as permitted under Section 402(g)(5) of the Code) reduced by the amount of the Participant's Salary Reduction Contributions during the year in which the hardship distribution was received. Adjustments shall be made to a Participant's Salary Reduction Contribution Account if any reductions in Salary

Reduction Contributions are required by Sections 4.1(b) and 4.1(e).

                  (b) Excess Deferrals. If a Participant's Salary Reduction Contributions exceed $10,500, or such higher amount as may be permitted (reduced by the amount of a Participant's Salary Reduction Contributions during the prior calendar year in which a hardship distribution was received), in any calendar year, any excess plus any earnings or losses attributable thereto, determined under Section 4.1(g), shall be distributed to such Participant by April 15 following the close of such calendar year.

         A Participant may also make a claim to receive all or a portion of his Salary Reduction Contributions for a calendar year. The Participant's claim shall be in writing, shall be submitted to the Plan Administrator no later than March 15 following the end of the calendar year to which such claim applies, shall specify the Participant's excess Salary Reduction Contributions to the Plan due to his or her participation in another plan, and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such excess Salary Reduction Contributions, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the Salary Reduction Contributions occurred. Any amounts so claimed shall be distributed in the manner set forth in this Section 4.1(b).

                  (c) Time of Salary Reduction Election. Elections to make Salary Reduction Contributions by Employees not making such contributions to the Plan at such time must be made by providing the Plan Administrator with such advance notice as may be required by the Plan Administrator. A Participant may change the rate of contribution prospectively as of the first day of any payroll period by providing the Plan Administrator with such notice in advance of such date as may be required by the Plan Administrator.

                  (d) Suspension of Contributions. A Participant may elect to suspend making contributions at any time effective as of the beginning of any payroll period by providing the Plan Administrator with such advance notice as may be required by the Plan Administrator. Such Participant may later elect to resume contributing effective as of the first day of any payroll period by providing the Plan Administrator with such advance notice as may be required by the Plan Administrator indicating a new rate of contribution.

                  (e) Nondiscrimination Limitation. For each Plan Year, the Plan Administrator shall determine the average amount of the Participants' Salary Reduction Contributions under this Plan and under the Oxford On-Call Select Savings Plan. Effective for the Plan Year beginning in 1999 all Participants who had not attained age 21 or completed one Year of Service shall be excluded. If the aggregate average Salary Reduction Contributions, determined as a percentage of Compensation rounded to the nearest 100th of one percent, for all Highly Compensated Employees eligible to participate in the Plan exceeds both limitations (i) and (ii) below, the Salary Reduction Contributions of the Highly Compensated Employees shall be reduced beginning with the highest dollar amount and moving toward lower dollar amounts until one of such limitations is met. For purposes of the preceding sentence, the "highest amount" is determined after distribution of any excess contribution.

                         (i) The applicable actual percentage of Salary Reduction Contributions (prior to reduction under Section 4.1(b)) for all Highly Compensated Employees who are eligible to participate in the Plan shall not exceed the actual percentage of Salary Reduction Contributions for the current Plan Year (after reduction under Section 4.1(b)) for all eligible Non-Highly Compensated Employees multiplied by 1.25.

                         (ii) The applicable actual percentage of Salary Reduction Contributions (prior to reduction under Section 4.1(b)) for all Highly Compensated Employees who are eligible to participate in the Plan shall not exceed the lesser of:

                                      (A)      the applicable actual percentage
                                               of Salary Reduction Contributions
                                               for the current Plan Year (after
                                               reduction under Section 4.1(b))
                                               for all eligible Non-Highly
                                               Compensated Employees plus 2
                                               percentage points; or

                                      (B)      the applicable actual percentage
                                               of Salary Reduction Contributions
                                               for the current Plan Year (after
                                               reduction under Section 4.1(b))
                                               for all eligible Non-Highly
                                               Compensated Employees multiplied
                                               by 2.

         For purposes of this subsection (e), the actual percentage of each Participant's Salary Reduction Contributions shall be determined by dividing such contributions by his compensation for the Plan Year as defined in Section 414(s) of the Code. The provisions of this Section apply to Plan Years commencing on or after January 1, 1997, except that for the 1998 and 1999 Plan Years the percentages for Non-Highly Compensated Employees were determined based on the prior year numbers.

                  (f) Treatment of Excess Contributions. To the extent the limitations of Section 4.1(e) are exceeded for any Participant, the amount of such excess contribution plus any earnings or losses attributable thereto under Section 4.1(g) shall be paid to such Participant in cash by the end of the 12-month period immediately following the close of the Plan Year in which either of such limitations are exceeded; provided, however, that such amount shall be reduced by the amount of excess deferrals plus any earnings or losses attributable thereto distributed to such Participant for such Plan Year.

                  (g) Calculation of Earnings. Earnings (and losses) attributable to any excess deferrals under Section 4.1(b) or excess contributions under Section 4.1(e) shall be equal to the total income (loss) allocable to a Participant's Salary Reduction Contribution Account, as determined under Section 6.6 for the Plan Year, multiplied by a fraction, the numerator of which is the total amount of excess deferrals or excess contributions and the denominator of which is the balance in the Participant's Salary Reduction Contribution Account on the last day of such Plan Year.

                  (h) Forfeiture of Matching Contributions. If a Highly Compensated Employee's Salary Reduction Contributions must be reduced in accordance with this Section, any Employer Matching Contributions attributable to such excess Salary Reduction Contributions shall be forfeited from such Participant's Employer Matching Contribution Account, whether or not such amount is vested under Article VII, and reallocated to other Participants as provided in Section 9.1(f).

         4.2      Employer Contributions.

                  (a) Employer Matching Contributions. Subject to the provisions of this Section and Section 4.3, the Employer will contribute and pay to the Trustee as Employer Matching Contributions an amount equal to one-hundred percent (100%) of the Participant's first four percent (4%) of Compensation contributed as a Salary Reduction Contribution.

                          Employer Matching Contributions may be made either in
cash or in Company Stock, as determined by the Company.


                  (b) Maximum Contribution. If the Employer Matching Contributions under Section 4.2(a), after adjustment pursuant to Section 4.1(h), determined as a percentage of Compensation rounded to the nearest 100th of one percent, for all Highly Compensated Employees who are eligible to participate in the Plan exceed both limitations (i) and (ii) contained in Section 4.1(e) (determined by substituting the term Employer Matching Contributions for Salary Reduction Contributions), the Employer Matching Contributions allocated to such Highly Compensated Employees shall be reduced until one of such limitations is met. Such reduction shall be accomplished by determining the amount of such excess attributable to each Highly Compensated Employee plus any earnings or losses attributed thereto under Section 4.2(d), on or prior to December 31 following the close of the Plan Year in which such limitations are exceeded. The Employer Matching Contributions shall be reduced pro rata.

         To the extent such Highly Compensated Employee is not vested and exceeds the foregoing limitations, the excess aggregate contributions plus any earnings (losses) attributed thereto under Section 4.2(e) shall be forfeited from such Highly Compensated Employee's Employer Matching Contribution Account and reallocated pursuant to Section 4.2(a) on or prior to December 31 following the close of the Plan Year in which such limitations are exceeded. Any amount forfeited shall be treated as an annual addition under Section 4.3. To the extent such Highly Compensated Employee is vested under Article VII, the excess aggregate contributions plus any earnings (losses) attributed thereto under
Section 4.2(d) shall be distributed to such Highly Compensated Employee from such Participant's Employer Matching Contribution Account on or prior to the December 31 following the close of the Plan Year in which such limitations are exceeded.

                  (c) Additional Tests. After all corrections have been made under Sections 4.1(b), 4.1(f) and 4.2(b), if the percentage of Salary Reduction Contributions for Highly Compensated Employees, as determined under Section 4.1(e), plus the percentage of Employer Matching Contributions for Highly Compensated Employees, as determined under Section 4.1(e), exceed the aggregate limit for Non-Highly Compensated Employees, the percentage of Employer Matching Contributions shall be retested using only the test set forth in Section 4.1(e)(i) and if there is an excess such excess shall be corrected as provided in

Section 4.2(b) above. For purposes of this Section, the aggregate limit is the greater of the following:

                           (i) the sum of (i) 125% of the greater of the percentage of Salary Reduction Contributions for Non-Highly Compensated Employees, as determined under Section 4.1(e), or the percentage of Employer Matching Contributions for Non-Highly Compensated Employees, as determined under
                                      Section 4.1(e), and (ii) two plus the
                                      lesser of the percentages under (i), but in no event more than 200% of the lesser of the percentages under (i); or

                           (ii) the sum of (i) 125% of the lesser of the percentage of Salary Reduction Contributions for Non-Highly Compensated Employees, as determined under Section 4.1(e), or the percentage of Employer Matching Contributions for Non-Highly Compensated Employees, as determined under
                                      Section 4.1(e), and (ii) two plus the
                                      greater of the percentages under (i), but in no event more than 200% of the greater of the percentages under (i).

                  (d) Calculation of Earnings. Earnings (and losses) attributable to any excess aggregate contributions under Section 4.2(b) shall be equal to the total income (loss) allocable to a Participant's Employer Matching Contribution Account for the Plan Year as determined under Section 6.6, multiplied by a fraction, the numerator of which is the total amount of excess aggregate contributions and the denominator of which is the balance in the Participant's Employer Matching Contribution Account on the last day of such Plan Year.

         4.3      Limitations upon Contributions.


                  (a) The foregoing provisions of this Article IV notwithstanding, in order to comply with Section 415 of the Code, the annual additions to a Participant's Accounts for any Plan Year shall not exceed the lesser of $30,000 (or such other amount as the Secretary of the Treasury or his delegate may hereafter prescribe) or 25% of such Participant's Compensation.

                  (b) (i) For purposes of this Section 4.3, the term "annual additions" means the sum of:

                          (A) the Employer's contributions (including Salary
                              Reduction Contributions) under this Plan or any other defined contribution plan maintained by the Employer; and

                          (B) the Participant's voluntary contributions under
                              any other plan maintained by the Employer.

                  (ii) For purposes of this Section, Compensation means
                       compensation as defined in Treas. Regs. Section 1.415-2(d)(11)(ii).

             (c) To the extent that the limitation on annual additions to a Participant's Accounts expressed in paragraph (a) above would be violated in any Plan Year, the Employer Discretionary Contributions allocated to such Participant shall be reduced to comply with such limitation. If such limitations are still exceeded, the Employer Matching Contributions allocated to such Participant shall be reduced to comply with such limitation. If such limitations are still exceeded, the Salary Reduction Contributions shall be reduced to comply with such limitation, if the limitations are violated due to a reasonable error in determining the amount of Salary Reduction Contributions a Participant may make.

         4.4 Rollover Contributions. Under such rules and procedures as the Plan Administrator may establish, any Eligible Employee may make the following Rollover Contributions to the Plan:


             (a) All or a portion of the money received in an eligible rollover distribution from another qualified defined contribution plan or defined benefit plan, provided that such amount must be received by the Trustee within 60 days of the Employee's receipt of the distribution.

             (b) All or a portion of the amount received as a distribution from an individual retirement account or an individual retirement annuity which contains only those amounts described in (a) above.

         For the purposes of this Section, the term "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of an employee in a qualified defined contribution plan or qualified defined benefit plan, except as otherwise provided under Section 402 of the Code.

                  The amount contributed pursuant to this Section shall be allocated to the Participant's Rollover Contribution Account and shall be 100% vested from the date of contribution. Such contribution shall not be subject to the limitations set forth in Section 4.3 hereof.

         4.5 Administrative Expenses. The Employer may provide funds required for the administrative expenses of the Plan in addition to Employer Matching Contributions. To the extent that any administrative expenses of the Plan are not paid by the Employer, such expenses shall be paid from the Trust and shall be treated as an expense of the Trust. No amount contributed by the Employer in payment of administrative expenses shall be allocated to Participants.

                                    ARTICLE V

              ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES

         5.1 Allocation of Employer Contributions. The Employer Matching Contribution made with respect to each Participant for each Plan Year shall be allocated on a regular basis to such Participant's Employer Matching Contribution Account.

         Notwithstanding the foregoing, in the case of a Participant who cannot make Salary Reduction Contributions at any time during the Plan Year because the Participant has reached the limits set forth in Section 4.1(a), such Participant's Salary Reduction Contributions shall be treated as having been made ratably throughout the Plan Year for purposes of determining the total amount of the Employer Matching Contribution for such Participant for the Plan Year.

         5.2 Employer Minimum Contribution. Notwithstanding any provision of the Plan to the contrary, for any Plan Year in which the Plan is a Top-Heavy Plan, no Account Balance of any Participant who is a Non-Key Employee and who is employed on the last day of the Plan Year shall be credited with Employer Matching Contributions for such Plan Year that are in the aggregate less than a certain percentage of the Participant's Compensation. The required percentage is the lesser of:

                           (i)        three percent, or

                           (ii) the percentage of Salary Reduction Contributions and Employer Matching

                                      Contributions made on behalf of the Key
                                      Employee for whom such percentage is the highest for such Plan Year, such percentage to be determined by dividing the Salary Reduction Contributions and Employer Matching Contributions made on behalf of such Key Employee by his Compensation.

Such Non-Key Employees shall be credited with Employer Matching Contributions pursuant to this subsection whether or not they make Salary Reduction Contributions. For purposes of this Section, Compensation means total compensation paid by the Employer to an Employee during the Plan Year as reported as wages on the Participant's Form W-2 for Federal Income Tax purposes.

         5.3 Forfeitures. Forfeitures of Employer Matching Contributions will be used to reduce Employer Matching Contributions and will not be reallocated as additional Employer Matching Contributions. A forfeiture shall be deemed available to reduce the Employer Matching Contributions effective as of the date a forfeiting Participant has a Separation from Service.

                                   ARTICLE VI

                              INVESTMENT PROVISIONS


         6.1 Investment Funds. A minimum of three Investment Funds shall be established. The Plan Administrator, in its sole discretion, may establish additional Investment Funds.

         6.2      Investment of Contributions.

                  (a) Except as provided in Section 6.2(b) below, each Salary Reduction Contribution, Employer Matching Contribution (except as provided below), and Rollover Contribution shall be invested in such of the Investment Funds as the Participant shall elect in accordance with Section 3.2, and shall remain so invested except to the extent a transfer pursuant to Section 6.3 has been effected. Such election shall specify, by such percentage or dollar increments as determined by the Plan Administrator, the amount of such contributions to be invested in each such Investment Fund. Any change in such election, shall become effective only with respect to subsequent contributions. If a Participant fails to elect the Investment Funds into which contributions shall be invested, the Plan Administrator shall direct that such contributions shall be invested in the stable value fund.

                  (b) To the extent that a Participant is entitled to an Employer Matching Contribution in any Plan Year in excess of 3% of Compensation, the Employer Matching Contribution in excess of 3% of Compensation shall be and remain invested as provided in this Section. For purposes of this Section, the excess Employer Matching Contribution shall be referred to as the Extra Employer Matching Contribution. All Extra Employer Matching Contributions shall be invested in Company Stock. Extra Employer Matching Contributions shall not otherwise be subject to the investment provisions of this Article VI and shall not be treated as part of the Participant's Employer Matching Contribution Account for purposes of this
Article VI.

                  The vesting, tendering and other rules concerning the holding of Company Stock shall be governed by the provisions of the Trust Agreement. All cash dividends paid on Company Stock shall be allocated to the Participant's Account and invested in accordance with the Participant's current investment election under Section 6.2(a).

         6.3 Transfer between Funds. A Participant may elect to transfer all or a portion of the amounts in his Salary Reduction Contribution Account, Employer Matching Contribution Account except Extra Employer Matching Contributions, and Rollover Contribution Account as of the time of reference, invested in any one or more Investment Funds to any one or more other Investment Funds. Such election shall be made by the Participant's designation of the percentage of the amount credited to the Participant to be invested in each Investment Fund. Such election, shall be provided to the Plan Administrator at such time and in such manner as the Plan Administrator shall direct.

         6.4 Investment of Investment Funds. Each Investment Fund shall at all times consist of such sums of money or other property as shall be allocated or transferred to it for investment, all investments made by it and proceeds received on the disposition of such investments, and all of its earnings and profits, less the payments or transfers which at the time of reference shall have been made from each such Investment Fund as provided in the Plan.

         6.5 Accounting for Participants' Shares. The Plan Administrator shall maintain for each Participant an individual accounting showing his share in each Investment Fund in which his contributions have been invested.

         6.6      Adjustment for Investment Experience.

                  (a) As of each Allocation Date, the Plan Administrator shall adjust the Salary Reduction Contribution Account, Employer Matching Contribution Account, and Rollover Contribution Account Balances of each Participant to reflect the Participant's proportionate share of investment experience, including gains and losses (both realized and unrealized) of each Investment Fund and Company Stock since the preceding Allocation Date.

                  (b) For purposes of paragraph (a), each Participant's proportionate share of investment experience as of an Allocation Date shall be based on gains and losses determined with respect to the Participant's interest in the Investment Fund as of the preceding Allocation Date, decreased by any distributions made therefrom.

         6.7 Composition of Accountings. With respect to each accounting of a Participant's share in the Fund, the Plan Administrator shall segregate the portion of the amounts attributable to Salary Reduction Contributions, Employer Matching Contributions and Rollover Contributions and shall allocate to each segregated account any earnings attributable thereto.

                                   ARTICLE VII

                                     VESTING

         7.1      Regular Vesting.

                  (a) Full Vesting. Each Participant shall be 100% vested in amounts in his Salary Reduction Contribution Account and Rollover Contribution Account at all times.

                  Additionally, each Participant shall have a nonforfeitable interest in the entire amount of his Account Balances in the event of:


                           (i)        death prior to termination of employment,

                           (ii)       attainment of age 65,

                           (iii) termination of employment due to Total and Permanent Disability, or

                           (iv) termination or partial termination of the Plan (to the extent that the Participant is affected by such partial termination) or complete discontinuance of Employer Contributions under the Plan.

                  (b)      Vesting Schedule.

                           Each Participant shall be vested in amounts in his
Employer Matching Contribution Account according to the following schedule:


                       Years of Service                       Percentage Vested
                       ----------------                       -----------------
                       Less than 1 Year                            0%
                       1 Year                                     20%
                       2 Years                                    40%
                       3 Years                                    60%
                       4 Years                                    80%
                       5 Years or more                           100%



                                  ARTICLE VIII

                              LOANS AND WITHDRAWALS

         8.1 Loans to Participants. Any qualifying Participant may apply to the Plan Administrator for a loan of a portion of his Account Balance subject to the terms and conditions of this Section 8.1. A qualifying Participant is one who is a party-in-interest with respect to the Plan, as defined in Section 3(14) of ERISA. Amounts loaned shall be paid pro rata from a Participant's Accounts.

                  (a) Upon written application by a Participant for a loan under the terms of this Section, the Plan Administrator may, in the Plan Administrator's discretion, and in accordance with uniform and nondiscriminatory rules, make a loan to such Participant. The written application shall be a legally enforceable agreement and shall contain such information as the Plan Administrator shall deem necessary to make a determination as to whether the loan should be granted. The Plan Administrator will consider the factors normally considered in a commercial setting when determining whether or not to approve the loan.

                  (b) The amount of any loan to a Participant approved under this Section or under any other plan maintained by the Employer at any time shall not exceed the lesser of:

                           (i) $50,000, reduced by the excess of the highest outstanding balance of loans from the Plan during the one-year period ending on the date any loan is made over the outstanding balance of loans from the Plan on such date, or

                           (ii) 50% of the Participant's vested interest in his Accounts.


                  (c) The terms of any loan to a Participant under this Section for the acquisition of a dwelling to be used as a principal residence of the Participant shall require that the loan be repaid within 15 years from the date the loan was made; the term of a loan made to a Participant under this Section for any other purpose shall require that the loan be repaid within five years from the date the loan was made.

                  (d) Any loan shall be considered an investment of the borrowing Participant's interest in the Plan only and shall not be considered an investment of that portion of the Fund held for the benefit of other Participants. The loan shall be taken proportionately from the Participant's Investment Funds. The loan shall be on such terms and conditions as the Plan Administrator shall determine, shall be evidenced by a promissory note, and shall bear a reasonable rate of interest, as determined by the Plan Administrator in the Plan Administrator's discretion. In determining a reasonable rate of interest, the Plan Administrator will consider the rates charged by persons in the business of lending money for loans made under similar circumstances. The amount of the Participant's payment of principal and interest on the loan shall be credited to the Participant's Accounts as Salary Reduction Contributions, Employer Matching Contributions, and Rollover Contributions in the proportion in which the loan proceeds were paid from such Participant's Accounts.

                  (e) A Participant's repayment of a loan made pursuant to this Section shall be by payroll deduction; provided, that the Plan Administrator in the Plan Administrator's discretion, may consent, at a Participant's request, to any other reasonable method of repayment of a loan; provided, that such method requires substantially level amortization of principal and interest payments at least quarterly. No loans shall be made to a Participant that provide for a repayment period extending beyond such Participant's Normal Retirement Date. A Participant may prepay the entire amount due under a loan at any time without penalty.

                  (f) The provisions of Section 13.2 notwithstanding, by accepting a loan as provided in this Section, the Participant automatically assigns as security for the loan all right, title and interest in and to such Participant's Accounts. All loans shall be repaid according to the terms and conditions determined by the Plan Administrator on a uniform and nondiscriminatory basis. If the Participant should not repay all or a portion of the loan within the time specified in the promissory note, the Plan Administrator shall consider such event as constituting default on the loan. In the event of default, in addition to other remedies provided by the promissory note and any applicable law, the Plan Administrator may reduce the amounts credited to the Participant's Accounts which were invested in the loan to such Participant by the amount owed on the loan principal and any accumulated and unpaid interest thereon, and the Participant's note shall thereupon be cancelled; provided, however, that the Plan Administrator may not reduce the amounts credited to the Participant's Salary Reduction Contribution Account prior to the earlier of the Participant's attainment of age 59-1/2 or Separation from Service. The Plan Administrator may permit a Participant the "grace period" allowed under the Code to cure the default in order to avoid a deemed distribution.

         If a Participant is on an Authorized Leave of Absence and is receiving Compensation that is less than the amount due as payments on the Participant's outstanding loan, the Plan Administrator may permit the Participant to miss these payments for a period not to exceed twelve months; provided that the repayment period does not extend beyond the original maximum period permitted under paragraph (c), and at the end of the Participant's Authorized Leave of Absence the loan is reamortized based upon the remaining period. Loan repayment shall be suspended as permitted under Section 414(u)(4) of the Code for those Participants in qualified military service.

         In the event of the Participant's retirement, termination of employment, disability or death before the full amount of any loan to him has been fully repaid, the Plan Administrator may, but need not, reduce the amounts credited to the Participant's Account Balance which were invested in the loan to such Participant by the amount owed on the loan principal and any accumulated and unpaid interest thereon, and the Participant's note shall thereupon be cancelled.

         8.2      Withdrawal of Funds.

                  (a) Withdrawals of Salary Reduction Contributions. A Participant may, in a manner determined by the Plan Administrator, elect to withdraw funds from such Participant's Salary Reduction Contribution Account which are solely attributable to Salary Reduction Contributions; provided, however, that a Participant may make a withdrawal only if and to the extent that the Plan Administrator determines that a hardship (as defined in Section 8.2(f)) exists with respect to the Participant. In the absence of such a hardship, no Participant Salary Reduction Contributions may be distributed to a Participant until the earliest of the Participant's retirement, death, disability, Separation from Service, or attainment of age 59-1/2.

                  (b) Hardship. Hardship shall mean immediate and heavy financial needs of a Participant that cannot reasonably be met from other sources of the Participant, as determined in accordance with the provisions of this Section. Immediate and heavy financial need of a Participant shall exist in the following situations: (1) medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse or any of the Participant's dependents or necessary for those persons to obtain medical care described in Section 213(d) of the Code;
(2) purchase of a principal residence by the Participant; (3) payment of tuition, related educational expenses and room and board for the next 12 months of post-secondary education for the Participant, the Participant's spouse, or any of the Participant's children or dependents; or (4) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of such residence. Distribution cannot reasonably be met from other sources of the Participant when the following actions occur: (1) the distribution does not exceed the amount necessary to satisfy the immediate and heavy financial need (including any amounts necessary to pay any taxes or penalties resulting from the hardship withdrawal); (2) the Participant has obtained all other available distributions and nontaxable loans available under all qualified plans maintained by the Employer; and (3) the Participant's contributions are limited and suspended as provided in Sections 4.1(a) and 4.1(d).

                  (c) General Rules. Amounts withdrawn shall be removed from the Participant's shares in the Investment Funds in the proportion the Participant's share in each Investment Fund bears to the total amount credited to the Participant in all such Investment Funds as of the date of withdrawal and shall be paid in cash. A Participant may make only one withdrawal of funds in any 12-month period. Any withdrawal distribution shall be made to the Participant as soon as practicable after such request is submitted.

                  (d) Limitations. The amount otherwise available as a withdrawal from the Plan under this Section 8.2 shall be reduced by the aggregate amount of any loan outstanding at the time a withdrawal request is made; and no withdrawal shall be permitted under this Section 8.2, at the time a loan is outstanding, in an amount in excess of the vested amount credited to a Participant's Accounts less the outstanding balance of the loan.

                    (e) Withdrawal. A Participant who has attained age 59-1/2 may elect to withdraw all or a portion of his Account Balance. Payment to the Participant of the withdrawal amount shall be made as soon as practicable after the withdrawal request.

                                   ARTICLE IX

                            DISTRIBUTION OF BENEFITS


          9.1     Separation from Service.


                  (a) General. Any Participant who has a Separation from Service for any reason except retirement, death or Total and Permanent Disability shall be entitled to receive the vested portion of his Account Balance. Distribution to such a Participant shall only be made in a lump sum.

                  (b) Retirement and Disability. Any Participant who has a Separation from Service as a result of retirement on or after the Participant's Normal Retirement Date or Total and Permanent Disability shall be entitled to receive the Participant's entire Account Balance. Distribution to a Participant who has a Separation from Service as a result of retirement on or after the Participant's Normal Retirement Date or Total and Permanent Disability shall be made in a lump sum payment.

                  (c) Cash-out Provisions. If the total vested portion of a Participant's Account Balance, as of the applicable Valuation Date, does not exceed $5,000, the Plan Administrator shall direct the Trustee to distribute the vested portion of the Participant's Accounts to which he is entitled to the Participant as soon as practicable after his Separation from Service occurs. If the total vested portion of a Participant's Account Balance exceeds $5,000, distribution to a Participant who has a

Separation from Service for any reason except death may commence prior to the time the Participant attains age 65 only with the Participant's consent. Benefits that are not so paid to a Participant shall be held by the Trustee and distributed as soon as practicable following such Participant's attainment of age 65.

                  (d) Form of Distribution. The vested amounts attributable to a Participant's Extra Employer Matching Contributions shall generally be paid in Shares. Any fractional Shares attributable to a Participant's Extra Employer Matching Contributions shall be converted into cash at the Shares' current fair market value. All other amounts shall be paid in cash. Notwithstanding the foregoing, a Participant may elect, pursuant to the rules adopted by the Plan Administrator, to receive the vested amount attributable to Extra Employer Matching Contributions in the form of cash.

                  (e) Commencement of Benefits. Payment of the amounts to which a Participant is entitled shall generally commence within 60 days after the last day of the Plan Year in which the Participant attains age 65 or the Participant has a Separation from Service, if later. Notwithstanding any other provision of the Plan to the contrary, payment of a Participant's Account Balance shall not commence later than the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2 or, if elected by a Participant who is not a Five Percent Owner, the Plan Year in which the Participant has a Separation from Service, if later.

         If the Participant's Account Balance is to be distributed in other than a lump-sum and the Participant's designated Beneficiary is not his spouse, distribution must be made over a period which complies with the incidental death benefit rules of Section 401(a)(9)(G) of the Code.

         Payment of the amounts to which an Alternate Payee is entitled shall commence as soon as practicable after the Plan Administrator determines the Domestic Relations Order to be qualified in accordance with Article X of this Plan.

                  (f) Forfeitures. Forfeitures shall be used solely to reduce Employer Matching Contributions. A forfeiture may be used to reduce Employer Matching Contributions effective as of the date a forfeiting Participant has a Separation from Service.

         9.2      Death Benefits.

                  (a) If a Participant dies after distribution of his retirement benefits has commenced, the remaining portion of his benefits shall continue to be distributed to the Participant's Beneficiary at least as frequently as under the method of distribution being used prior to the Participant's death.

                  (b) If a Participant dies before the distribution of his Account Balance has been made, distribution to the Participant's Beneficiary shall be made in a lump sum payment. Such distribution shall be made as soon as practicable after the death of the Participant or at such later date as the Participant's Beneficiary may elect. In no event may the total amount credited to such Participant's Accounts be distributed to the Participant's Beneficiary after five years after the death of the Participant, subject to the following exceptions:

                           (i) If payments are made in installments, distributions must be made in substantially equal installments over a period certain not exceeding the life expectancy of the designated Beneficiary, commencing no later than one year after the Participant's death;

                           (ii) If the designated Beneficiary is the Participant's surviving spouse, distributions may be made in substantially equal installments over a period certain not exceeding the spouse's life expectancy, commencing no later than the date on which the Participant would have attained age 70-1/2, and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant. Any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse upon the child reaching the age of majority (or other designated event permitted under the Code).

                  (c) Any death benefit shall be paid to any person or persons that the Participant has designated, in the manner prescribed by the Plan Administrator, as primary or contingent Beneficiaries. Any designation which does not name the Participant's spouse as the Participant's Beneficiary shall only be given effect if:

                           (i) the spouse of the Participant consents in writing to such election, the spouse's consent acknowledges the effect of such election and such consent is witnessed by a Plan representative or a notary public; or

                           (ii) the Participant has no spouse or it is established to the satisfaction of the Plan Administrator and in accordance with the Code that the spouse cannot be located. If the Participant is not survived by a designated Beneficiary with respect to all or a part of his Account Balance, or if the designation does not meet the requirements of this Section, the Participant's Beneficiary with respect to such Account

                                      Balance or part thereof shall be the
                                      Participant's spouse, if then living, or if not, the Participant's estate.


         9.3 Valuation for Distribution. The amounts due any Participant or Beneficiary under this Article IX shall be determined by the Plan Administrator on the basis of the Account Balance as of the most recent Valuation Date preceding the date of distribution.

         9.4      Service Credits.

                  (a) If a Participant has not received a distribution of any portion of his Account Balance and again becomes an Employee before he has had five consecutive Breaks in Service, his Accounts shall be recredited with the amounts forfeited under Section 9.1 and credited with the amount of earnings or losses that were attributable to the forfeited amounts since the date of his Separation from Service. Any amount so credited shall be treated as a reduction in the forfeitures for the Plan Year in which the restoration is made.

                  (b) If a Participant who receives a distribution and is not 100% vested again becomes an Eligible Employee before incurring five consecutive Breaks in Service, his Accounts shall be credited with the amounts forfeited under Section 9.1, if the Participant repays to the Plan the entire amount of the distribution on or before the fifth anniversary after the date on which such Employee received such a distribution. Any amount so credited shall be treated as a reduction in the forfeitures for the Plan Year in which the restoration is made.

                  (c) If a vested Participant has a Separation from Service and does not again become an Eligible Employee before incurring five consecutive Breaks in Service, his nonforfeitable interest shall be his remaining Account Balance (as reduced by the forfeiture under Section 9.1 and the prior distribution), if any, which shall be accounted for separately and in which he shall at all times thereafter have a 100% nonforfeitable interest. If the Participant again becomes a Participant, new accounts shall be established for him, and his nonforfeitable interest therein shall be determined under the generally applicable provisions of the Plan.

                  (d) An Employee's Years of Service shall be cancelled if he has five consecutive Breaks in Service at a time when he has no nonforfeitable interest in his Account Balance. The Years of Service of a former Employee whose Years of Service have been cancelled shall be restored if he again becomes an Employee and completes a Year of Service before the number of his consecutive Breaks in Service equals or exceeds the number of his cancelled Years of Service.

         9.5      Distribution Requirements.

                  (a) The Plan Administrator shall furnish each Participant, no less than 30 days and no more than 90 days prior to the date such Participant will receive a distribution, which is not paid in the form of an annuity or in installments over a period of more than 10 years, with a written explanation of his right to elect a Direct Rollover and the withholding consequences of not making such election. Such written explanation will be provided annually thereafter in the case of installment payments over a period of less than 10 years. A Participant may waive the 30 day time period set forth above.

                  (b) Unless a Participant elects a Direct Rollover, as defined in Section 9.6(c), 20% of the amount of any lump sum distribution or installment payments over a period of less than 10 years shall be subject to Internal Revenue Service Income Tax Withholding. If a Participant's Account Balance does not exceed $200 (or such other amount as prescribed by the Internal Revenue Service), the foregoing withholding requirement shall not apply.

                  (c) A "Direct Rollover" is an eligible rollover distribution (as defined in Treasury Regulations issued pursuant to Sections 401(a)(31) and 402(c) of the Code) that is paid directly to an individual retirement plan or a qualified defined contribution plan for the Participant's benefit. A Participant may elect to have a portion of an eligible rollover distribution distributed to him and a portion distributed as a Direct Rollover. A Direct Rollover of a Participant's Account or a portion thereof may only be made to a single recipient plan. A Participant may not elect a Direct Rollover of a distribution that does not exceed $200 ($500 if the Participant is electing a

Direct Rollover of only a portion of his Account). A Participant electing a Direct Rollover shall be required to furnish the Plan Administrator with adequate information with respect to the recipient plan, including, but not limited to, the name of the recipient plan and a representation that the recipient plan is an eligible individual retirement plan or qualified defined contribution plan and that it will accept the Participant's Direct Rollover.

         If a Participant fails to elect a Direct Rollover or provide the Plan Administrator with adequate information in order to make a Direct Rollover prior to the date distribution is to be made to such Participant, such Participant shall be deemed not to have elected a Direct Rollover.

                  (d) The foregoing requirements of this Section shall apply to distributions made to the spouse of a Participant as a result of the death of the Participant or pursuant to a Qualified Domestic Relations Order, as defined in Code Section 414(p); provided, however, that if a distribution to a spouse is made as a result of the death of the Participant, such Spouse may only elect to have such distribution paid directly to the Spouse or paid directly to an individual retirement plan (not to a qualified defined contribution plan).

                                    ARTICLE X

                       QUALIFIED DOMESTIC RELATIONS ORDERS

         10.1 General Rules. Notwithstanding anything contained in this Plan to the contrary, in the case of any Qualified Domestic Relations Order whereby a distribution will be made, a distribution may be made in accordance with this
Article X.

         10.2 Definitions. The following definitions will be used within this
Article X and elsewhere in this Plan, as applicable.

                  (a) "Qualified Domestic Relations Order" shall mean a Domestic Relations Order (as defined in (b) below) which:

                           (i) creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under this Plan;

                           (ii)     clearly specifies:

                                    (A)      the name and last known mailing
                                             address of the Participant and the
                                             name and mailing address of each
                                             Alternate Payee covered by such
                                             order;

                                    (B)      the amount or percentage of the
                                             Participant's Account Balance to be
                                             paid by the Plan to each such
                                             Alternate Payee, or the manner in
                                             which such
                                             amount or percentage is to be
                                             determined;

                                    (C)      the number of payments or period to
                                             which such order applies; and

                                    (D)      each Plan to which such order
                                             applies; and

                           (iii)    does not require:

                                    (A)      the Plan to provide any type or
                                             form of benefit, or any option, not
                                             otherwise provided under the Plan
                                             except that the order may require
                                             payment to be made prior to the
                                             time a Participant has separated
                                             from service;

                                    (B)      the payment of benefits to an
                                             Alternate Payee which are required
                                             to be paid to another Alternate
                                             Payee under another order
                                             previously determined to be a
                                             Qualified Domestic Relations Order.

                  (b) "Domestic Relations Order" shall mean any judgment, decree, or order (including approval of a property settlement agreement) which:

                           (i) relates to the provisions of child support, alimony payments, or marital property rights to a spouse, child, or other dependent of a Participant; and

                           (ii) is made pursuant to a state domestic relations law, including a community property law.

                  (c) "Alternate Payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant.

         10.3 Distributions. Distributions pursuant to a Qualified Domestic Relations Order shall only be made in the manner, form and time as the distribution rules set forth in Article IX of this Plan except that payment may commence prior to the time a Participant has separated from service.

         10.4 Notice. Upon receipt of a Domestic Relations Order, the Plan Administrator shall promptly notify the Participant and any Alternate Payee of the receipt of such order and the procedures for determining the qualified status of such order. After making a determination as to the qualified status of such order, the Plan Administrator shall notify the Participant and each Alternate Payee of such determination.

         10.5 Plan Procedures. Upon receipt of a Domestic Relations Order, the Plan Administrator shall give due consideration and review to the order and shall determine whether or not the order is qualified within nine months of receipt of such order unless special circumstances require an extension of time to determine the qualified status of such order. If such an extension of time is required, written notice of the extension shall be furnished to the Participant and each Alternate Payee prior to the expiration of such initial nine month period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render a final decision which date may not exceed an additional nine months after the initial period expires unless the qualified status of such order is being determined by a court of competent jurisdiction. If a court of competent jurisdiction is determining the status of an order, in no event shall a final decision be rendered prior to the time the status of such order is determined to be non-qualified by the Plan Administrator. The Plan Administrator shall furnish the claimant with a written notice setting forth (in a manner calculated to be understood by the claimant) the specific reason or reasons for the determination of the non-qualified status of the order.

         10.6 Segregation and Payment of Benefits. During any period in which the issue of whether a Domestic Relations Order is qualified is being determined by the Plan Administrator, by a court of competent jurisdiction, or otherwise, the Plan Administrator shall order the Trustee to determine the amount which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. The amount shall be segregated and invested in a savings account or certificate of deposit. There shall be allocated to said segregated amount all interest earned on such savings account or certificate of deposit. If within 18 months after receipt of the order, or modification thereof, it is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall order the Trustee to pay the amounts plus increments thereto to the person or persons entitled thereto. If within 18 months after receipt it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall order the Trustee to pay the amounts plus increments thereto to the person or persons who would have been entitled to such amounts if there had been no order. If the determination of the qualified status of a Domestic Relations Order is made after 18 months after receipt, the order shall only apply to benefits distributed after the date of such determination.

                                   ARTICLE XI

                                      TRUST

         11.1 Trustee. All contributions to the Plan by either the Participants or the Employer shall be paid to the Trustee who shall be designated by the Company, with such powers as to investment, reinvestment, control and disbursement of the Fund as may be provided in the Trust Agreement. The Plan Administrator shall determine the manner in which the Fund shall be disbursed, in accordance with the Plan and the provisions of the Trust Agreement.

         11.2 Trust for Exclusive Benefit of Employees. Except as provided in subparagraphs (a) through (c) below, all assets of the Plan shall be held in the Trust created for the exclusive benefit of the Employees, former Employees and their Beneficiaries.

                  (a) In the case of a contribution that is made to the Plan under a mistake of fact, this Article XI shall not prohibit the return to the Employer at the written direction of the Plan Administrator of such contribution within one year after the payment of the contribution.

                  (b) Each contribution by the Employer is expressly conditioned on the initial qualification of the Plan under Section 401 of the Code, and if the Plan does not so qualify, then this Article XI shall not prohibit the return to the Employer at the written direction of the Plan Administrator of such contribution within one year after the date of a denial of qualification; provided, that application for the determination was made by the time prescribed by law for filing the Company's Federal tax return for the taxable year in which the Plan was adopted or such later date as prescribed by the Secretary of the Treasury.

                  (c) Each contribution by the Employer is expressly conditioned upon the deductibility of the contribution under Section 404 of the Code, and to the extent the deduction is disallowed, this Article XI shall not prohibit the return to the Employer, at the written direction of the Plan Administrator, of such contribution (to the extent disallowed) within one year after the disallowance of its deduction.

                                   ARTICLE XII

                        AMENDMENT, TERMINATION AND MERGER

         12.1 Amendment. The Company shall have the right at any time, and from time to time, by resolution of the Board of Directors (or any committee delegated by the Board of Directors) to amend, in whole or in part, any or all of the provisions of this Plan. However, no such amendment shall authorize or permit any part of the Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries; no such amendment shall cause any reduction in the value of funds theretofore credited to any Participant, or cause or permit any portion of the Fund to revert to or become the property of the Employer; and no such amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's written consent. Any such amendment which affects the rights, duties or responsibilities of the Trustee shall only become effective upon delivery of a written instrument, executed by the Company, to the Trustee and the endorsement of the Trustee of his written consent thereto, if such consent is required.

         12.2 Termination; Discontinuance of Contributions. Although the Company intends this Plan to continue indefinitely, it reserves the right at any time by resolution of the Board of Directors to discontinue its contributions hereunder and to terminate this Plan hereby created. Upon termination of or permanent discontinuance of contributions under the Plan, the Company shall deliver to the Trustee written notice of such discontinuance or termination.

         Upon permanent discontinuance of the Employer's contributions to or complete or partial termination of the Plan, irrespective of whether written notice thereof was given to the Trustee, all affected Participants' Accounts shall be fully vested. Upon termination of the Plan, the Company shall direct the Trustee to distribute all assets remaining in the Trust, after payment of any expenses properly chargeable against the Trust, to the Participants in accordance with the value of their Accounts as of the date of such termination. Alternatively, upon termination of or permanent discontinuance of contributions under the Plan, the Company may direct the Trustee to hold the vested funds of all Participants and to distribute such funds from the Trust, under the modes of distribution provided in Article IX, upon Separation from Service, retirement, death or disability of such Participants.

         12.3 Merger. This Plan shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant if the Plan were terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 Participants' Rights. Neither the establishment of the Plan hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or Employee thereof, or the Trustee, except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.

         13.2 Non-Assignability of Benefits. The provisions of this Plan are intended as personal protection for the Participants. A Participant shall not have any right to assign, anticipate or hypothecate any assets held for his benefit, including amounts credited to his Accounts. The benefits under this Plan shall not be subject to seizure by legal process or be in any way subject to claims of the Participant's creditors, including, without limitation, any liability for contracts, debts, torts, alimony or support of any relative except as provided under a qualified domestic relations order as defined in Section 414(p) of the Code. The Plan's benefits or the Trust assets shall not be considered an asset of a Participant in the event of his insolvency or bankruptcy.

         If a Participant shall attempt to assign, anticipate or hypothecate any assets held for his benefit, or should such benefits be received by anyone other than the Participant or his designated Beneficiary, the Plan Administrator, in its discretion, may terminate the Participant's interest in such benefits and instruct the Trustee to hold or apply the benefits for the Participant, his spouse, children or other dependents.

         13.3 Delegation of Authority by Employer. Whenever the Employer or the Company under the terms of this Plan is permitted or required to do or perform any act or matter or thing it shall be done and performed by any duly authorized delegate.

         13.4 Construction of Plan. This Plan shall be construed according to the laws of the State of Connecticut and all provisions hereof shall be administered according to the laws of such state.

         13.5 Gender and Number. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine or neuter gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply, and vice versa.

         13.6 Approval of Internal Revenue Service. This Plan shall be submitted, as soon as practicable, to the Internal Revenue Service for approval. Any other provision of this Plan to the contrary notwithstanding, if the Internal Revenue Service determines that the Plan does not qualify under Sections 401 and

501 of the Code, all Employer Matching Contributions shall be returned to the Employer by the Trustee and all Salary Reduction Contributions and Rollover Contributions shall be returned to the Employees to whose Accounts they are credited.

         13.7 Incapacity to Receive Distributions. If any person entitled to receive any benefit under the Plan is, in the judgment of the Plan Administrator, legally, physically or mentally incapable of personally receiving and receipting for any distribution, the Plan Administrator may instruct the Trustee to make distribution to such other person, persons, or institutions as, in the judgment of the Plan Administrator, then maintain or have custody of such person. Such payments shall, to the extent thereof, discharge all liability of the Company, the Employer, the Plan Administrator and the Trust.

         13.8 Location of Participant or Beneficiary. In the event that any benefit shall become payable hereunder to any person and if, after written notice from the Trustee mailed to such person's last known address as certified to the Trustee by the Plan Administrator, such person shall not present himself to the Trustee within two years after the mailing of such notice, the Trustee shall notify the Plan Administrator thereof. The Plan Administrator shall thereupon attempt to locate such person or, failing in such effort, to locate such person's designated Beneficiary, if applicable. If the Plan Administrator fails to locate such person or his Beneficiary, it shall attempt to locate such person's spouse and/or blood relatives and to allocate the benefit among such persons in such manner as the Plan Administrator in its absolute discretion deems equitable. If such person, Beneficiary, spouse or blood relatives cannot be located, the Plan Administrator shall treat the benefit as a forfeited amount to be used to reduce future Employer Matching Contributions; provided, however, that in the event that such person is subsequently located such benefit shall be restored and paid to him. The Plan Administrator's obligation to locate individuals under this Section shall be satisfied if the Plan Administrator employs reasonable efforts to that end.

         IN WITNESS WHEREOF, this Plan has been executed this      day of
              ,            2000.


WITNESS:                                OXFORD HEALTH PLANS, INC.:

                                        By:
------------------------------------       -------------------------------------
                                            Its